EXHIBIT 10.1

FORM OF

INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is made and entered into as of the 6th day of December, 2007 by and between Encore Bancshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), and [•] (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee is a director and/or officer of the Company and in such capacity is performing valuable services for the Company and the Company desires Indemnitee to continue in such capacity and the Indemnitee is willing, under certain circumstances, to continue in such capacity; and

WHEREAS, Indemnitee may from time to time serve as a director, officer, employee or agent of other corporations, partnerships, joint ventures, trusts or other enterprises, entities or plans at the request of the Company to pursue the Company’s interests; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to retain Indemnitee’s services and to provide indemnification (including advancement of expenses) to Indemnitee against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the Texas Business Corporation Act and any other law (including statutory laws and laws established by judicial decision) of the State of Texas, subject, however, to 12 U.S.C. § 1828(k) and the rules and regulations promulgated thereunder (collectively, the “Law”), as the Law presently exists or as may hereafter be amended from time to time.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and for certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee agree as follows:

1. Continued Service. Indemnitee will serve at the will of the Company or under separate contract, if such exists, as a director and/or officer of the Company for so long as Indemnitee is duly elected and qualified in accordance with the bylaws of the Company or until Indemnitee tenders Indemnitee’s written resignation to the Company. This Agreement shall not be deemed an employment contract between the Company (or any of its affiliates) and Indemnitee. This Agreement shall continue is force after Indemnitee has ceased to serve as a director or officer of the Company.

2. Indemnification. Subject to Section 19, the Company shall indemnify Indemnitee as follows:

Indemnitee shall be indemnified and held harmless by the Company to the fullest extent authorized by the Law as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), when Indemnitee was, is or is threatened to be made a named defendant or respondent in a proceeding by reason of the fact that Indemnitee is or was a director, officer or employee of the Company but only if it is determined in accordance with Section 5 of this Agreement that Indemnitee:

(a)	conducted himself in good faith;

(b)	reasonably believed:

(i)	in the case of conduct in his official capacity as a director, officer, employee or agent of the Company, that his conduct was in the Company’s best interests; and

(ii)	in all other cases, that his conduct was at least not opposed to the Company’s best interests; and

(c)	in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that Indemnitee did not meet the requirements set forth in this Section 2.

3. Limitation on Indemnification. Except to the extent permitted by Section 4 below, Indemnitee shall not be indemnified under Section 2 above in respect of a proceeding:

(a)	in which Indemnitee is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity; or

(b)	in which Indemnitee is found liable to the Company.

For the purposes hereof, Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

4. Extent of Indemnification. If Indemnitee is entitled to indemnification under Section 2 of this Agreement, the Company shall indemnify Indemnitee against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by Indemnitee in connection with the proceeding; however, if the Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by Indemnitee, the indemnification (1) shall be limited to reasonable expenses actually incurred by Indemnitee in connection with the proceeding, and (2) shall not be made in any manner in respect of any proceeding in which Indemnitee shall have been found liable for willful or intentional misconduct in the performance of Indemnitee’s duty to the Company. The reasonableness of the Indemnitee’s expenses contemplated in this Section 4 shall be determined in the same manner that the determination of indemnification is made under Section 5 of this Agreement.

5. Determination of Indemnification.

(a)	A determination of whether Indemnitee is entitled to indemnification under Section 2 of this Agreement shall be made:

(i)	by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

(ii)	if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(iii)	by special legal counsel selected by the Board of Directors or a committee of the Board of Directors by vote as set forth in paragraphs (a)(i) or (a)(ii) of this Section 5, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(iv)	by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

(b)	The Board of Directors, special legal counsel or shareholders, as the case may be, shall make such determination of indemnification under paragraph (a) of this Section 5 in accordance with the following procedure:

(i)	Indemnitee may submit to the board of directors a sworn statement of a Request for Indemnification, substantially in the form of Exhibit A hereto, in which the Indemnitee requests indemnification from the Company pursuant to this Agreement and states that he has met the standard of conduct required for indemnification under Section 2 of this Agreement.

(ii)	The Indemnitee’s submission of a Request for Indemnification to the Board of Directors shall create a rebuttable presumption that the Indemnitee has met the requirements set forth in Section 2 of this Agreement and, therefore, is entitled to indemnification thereunder. The directors, special legal counsel or shareholders, as the case may be, shall determine, within 30 days after submission of the Request for Indemnification, specifically that the Indemnitee is so entitled unless they or it possess clear and convincing evidence to rebut the foregoing presumption, which evidence shall be disclosed to the Indemnitee with particularity.

6. Mandatory Indemnification for Reasonable Expenses upon Successful Defense. The Company shall indemnify Indemnitee against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or an officer of the Company if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The reasonableness of the Indemnitee’s expenses contemplated in this Section 6 shall be determined in any manner set forth in Section 5 of this Agreement.

7. Advancement of Reasonable Expenses. Reasonable expenses incurred by Indemnitee who was, is or is threatened to be made a named respondent or defendant in a proceeding shall be paid or reimbursed by the Company, in advance of the final disposition of the proceeding, without the determination specified in Section 5 of this Agreement or the determination as to the reasonableness of such expenses contemplated in Sections 3 and 6 of this Agreement, within 14 days after the Company receives from Indemnitee, the Statement of Undertaking, substantially in the form of Exhibit B hereto, in which (1) Indemnitee shall state that he believes in good faith that he has met the standard of conduct necessary for indemnification under Section 2 of this Agreement, and (2) the Indemnitee, or any other person on behalf of Indemnitee, shall undertake to repay the amount paid or reimbursed by the Company if it is ultimately determined that he has not met those requirements or if it is ultimately determined that the indemnification of Indemnitee against expenses incurred by him in connection with that proceeding is prohibited by Section 4 of this Agreement.

8. Insurance. The Company shall purchase and maintain an insurance policy or policies for the purpose of indemnifying any directors or officers of the Company to the extent such indemnification is allowed under the Texas Business Corporation Act. Any such policy or policies shall exclude coverage of liability for a formal order assessing civil monetary penalties against a director or officer of the Company. Indemnitee shall be covered by such insurance policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

9. Participation in Other Proceedings. Notwithstanding any other provision of this Agreement, the Company shall promptly pay or reimburse expenses incurred by Indemnitee in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

10. Nonexclusivity. The right to indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute, bylaw, insurance policy, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators.

11. Merger, Consolidation or Change of Control. In the event that the Company shall be a constituent company in a consolidation or merger, whether the Company is the resulting or surviving company or is absorbed, or if there is a change of control of the Company, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as he would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company. The obligations of the Company under this Agreement shall be deemed to be assumed by and shall continue as obligations of the resulting, surviving or changed corporation, as the case may be.

12. Certain Definitions. For purposes of this Agreement, the following definitions apply herein:

(a)	“affiliate” means, with respect to the Company, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company;

(b)	“change in control” means any change in the ownership of a majority of the outstanding voting securities of the Company or in the composition of a majority of the members of the Board of Directors of the Company;

(c)	“director” means any person who is or was a director of the Company and any person who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise;

(d)	“disinterested director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by Indemnitee;

(e)	“expenses” include court costs and attorneys’ fees;

(f)	“officer” means any person who is or was an officer of the Company and any person who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise;

(g)	“official capacity”

(i)	means when used with respect to a director, the office of director in the Company; and

(ii)	means when used with respect to a person other than a director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Company; but

(iii)	in both paragraphs (d)(i) and (d)(ii), does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise; and

(h)	“proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

13. Attorneys’ Fees. In the event that Indemnitee institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, Indemnitee, if he prevails in whole or in part, shall be entitled to recover from the Company all attorneys’ fees and disbursements incurred by him.

14. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future state or federal laws, or rules and regulations promulgated thereunder effective during the term hereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be inserted as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, which provision shall be prepared as follows: (1) in the event the severed provision is declared illegal, invalid or unenforceable by a court of competent jurisdiction, such court shall have the authority to prepare the legal, valid and enforceable provision; or (2) in the event the court referred to in clause (1) above refuses to prepare such a replacement provision, or in the event the illegal, invalid or enforceable provisions rendered such by any act or event other than the pronouncement of a court of competent jurisdiction, the Company and the shareholders, or their representatives, shall promptly meet and negotiate a substitute provision for the severed provision.

15. Governing Law; Binding Effect.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws provisions thereof.

(b)	This Agreement shall be enforceable by and against the Company, the Indemnitee and their respective executors, legal representatives, administrators, heirs, successors and assignees.

16. Entire Agreement; Modification; Survival. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the termination of Indemnitee’s service as a director and/or officer.

17. Counterparts. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

18. Notices. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

Encore Bancshares, Inc.

Nine Greenway Plaza, Suite 1100

Houston, Texas 77046

Attn: Secretary

If to Indemnitee:

[•]

or to such other address or to such other addressees as any party shall have last designated as its address or addressee by notice to the other party. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 18.

19. Effect of 12 U.S.C. 1828(k). The obligations of the Company and the rights of Indemnitee under this Agreement shall be subject to 12 U.S.C. 1828(k) and the rules and regulations promulgated thereunder.

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The parties hereto have executed this Agreement effective as of the date first above written.

COMPANY:

ENCORE BANCSHARES, INC.

By:
Name:
Title:

INDEMNITEE:

By:
Print Name:

EXHIBIT A

REQUEST FOR INDEMNIFICATION

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I,                                         , after first being duly sworn, hereby state as follows:

1. This Request for Indemnification is submitted to the Board of Directors of Encore Bancshares, Inc., a Texas corporation (the “Company”), pursuant to the Indemnity Agreement dated                         , 2007 (the “Agreement”), between the Company and the undersigned.

2. I am requesting indemnification from the Company pursuant to the Indemnification Agreement in connection with the following proceeding:

3. With respect to my conduct that is at issue in this proceeding, I —

(a) conducted myself in good faith;

(b) reasonably believed: (i) in the case of conduct in my official capacity as a director or an officer of the Company, that my conduct was in the Company’s best interests; and (ii) in all other cases, that my conduct was at least not opposed to the Company’s best interests; and

(c) in the case of any criminal proceeding, had no reasonable cause to believe my conduct was unlawful.

Accordingly, I have met the standard of conduct required for indemnification under Section 2 of the Agreement.

I have executed this Request for Indemnification on                         ,         .

Signature

Printed name

Subscribed and sworn to before me on this             day of                        ,         .

Notary Public in and for said State and County

My commission expires:

EXHIBIT B

STATEMENT OF UNDERTAKING

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I,                                         , after first being duly sworn, hereby state as follows:

1. This Statement of Undertaking is submitted to the Board of Directors of Encore Bancshares, Inc., a Texas corporation (the “Company”), pursuant to the Indemnity Agreement dated                         , 2007 (the “Agreement”), between the Company and the undersigned.

2. I am requesting from the Company pursuant to the Agreement the advancement of expenses that I have incurred in connection with the following proceeding:

3. I believe in good faith that I have met the standard of conduct necessary for indemnification under Section 2 of the Agreement.

i) I undertake to repay the amount paid or reimbursed by the Company if it is ultimately determined that (i) I have not met the standard of conduct necessary for indemnification under Section 2 of the Agreement, or (ii) indemnification of me against expenses that I have incurred in connection with the proceeding is prohibited by Section 4 of the Agreement.

I have executed this Statement of Undertaking on                                     ,

Signature

Printed name

Subscribed and sworn to before me on this             day of                         ,         .

Notary Public in and for said State and County

My commission expires: